Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Offer to Purchase

All Outstanding Shares of Common Stock

of

BLYTH, INC.

at

$6.00 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated September 14, 2015

by

CB SHINE MERGER SUB, INC.,

a direct wholly owned subsidiary of

CB SHINE HOLDINGS, LLC

a direct wholly owned subsidiary of

CARLYLE U.S. EQUITY OPPORTUNITY FUND, L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME,
ON OCTOBER 13, 2015, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.02 per share (the “Shares”), of Blyth, Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) before the Offer expires. This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mail to the Depositary. See Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase (as defined below). Please be advised that submissions received after normal business hours may be subject to a fee from the paying agent.

The Depositary for the Offer is:

If delivering by first class mail:	If delivering by facsimile transmission:	If delivering by registered mail or courier:
Computershare Trust Company, N.A.	(for eligible institutions only)	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	(617) 360-6810	c/o Voluntary Corporate Actions
P.O. Box 43011	Confirm facsimile by telephone:	250 Royall Street Suite V
Providence, RI 02940-3011	(781) 575-2332	Canton, MA 02021

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Voluntary Corporate Actions COY: BTH

Ladies and Gentlemen:

The undersigned hereby tenders to CB Shine Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of CB Shine Holdings, LLC, a Delaware limited liability company, on the terms and subject to the conditions set forth in the Offer to Purchase, dated September 14, 2015 (the “Offer to Purchase”), and the related Letter of Transmittal (together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.02 per share (“Shares”), of Blyth, Inc. (“Blyth”), a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Number of Shares Tendered:

Certificate No.(s) (if available):
(if your Shares are uncertificated, write the word “uncertificated” on this line)

Check box if Shares will be tendered by book entry transfer: ☐

DTC Account Number:

Dated:

Name(s) of Record Holder(s):
(Please type or print)

(Please type or print)

Address(es):

(Including Zip Code)

Area Code and Tel. No.:

(Daytime telephone number)

Signature of Holder(s):

Signature of Holder(s):

Voluntary Corporate Actions COY: BTH

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, an Eligible Institution (as defined in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, within three NYSE trading days after the date hereof, of: (A) if the Shares being tendered are certificated, (1) the Letter of Transmittal, properly completed and duly executed, (2) Share Certificates evidencing such Shares, in proper form for transfer and (3) any other documents required by the Letter of Transmittal; (B) if the Shares being tendered are uncertificated and held in book-entry form on the books of Blyth’s transfer agent, (1) the Letter of Transmittal, properly completed and duly executed, and (2) any other documents required by the Letter of Transmittal; and (C) if the Shares are being tendered by book-entry transfer, (1) a Book-Entry Confirmation (as defined in Section 2—“Acceptance for Payment and Payment of Shares” of the Offer to Purchase), (2) the Letter of Transmittal, properly completed and duly executed, or an Agent’s Message (as defined in Section 2—“Acceptance for Payment and Payment of Shares” of the Offer to Purchase) and (3) any other documents required by the Letter of Transmittal.

Name of Firm:

Address:
(Including Zip Code)

Area Code and Tel. No.:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated:

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message and any certificates for Shares to the Depositary within the time period indicated above. Failure to do so could result in a financial loss to such Eligible Institution.

NOTE: DO NOT SEND CERTIFICATES EVIDENCING SHARES WITH THIS NOTICE.

CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

Voluntary Corporate Actions COY: BTH

3